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                                                                  EXHIBIT 23.03


               CONSENT OF PRICE WATERHOUSE, CHARTERED ACCOUNTANTS

October 28, 1997

We consent to incorporation by reference, in the Registration Statement on Form S-8 filed on or about October 29, 1997 by Symantec Corporation, of our report dated August 8, 1995, relating to the balance sheet of Delrina Corporation as of June 30, 1995, and the related consolidated statements of operations, retained earnings (deficit) and changes in financial position for the year ended June 30, 1995 which appears in the Fiscal 1997 Form 10-K of Symantec Corporation.

/s/ Price Waterhouse
Chartered Accountants